Exhibit 10.13

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 406 UNDER THE SECURITIES ACT OF 1933, AND RULE 24B-2, UNDER THE SECURITIES EXCHANGE ACT OF 1934. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

                            REPRESENTATION AGREEMENT

This document sets forth the terms of the Agreement between UltraStrip Systems, Inc. and Ecosphere Technologies, Inc. (individually and collectively "Client") and TVE, Inc. ("Consultant"). The effective date of this Agreement shall be July 1, 2005, and will extend through June 30, 2006. Thereafter, the contract will continue on a month to month basis. Prior to expiration of the term, this contract may be terminated by either party at any time, for any reason or for no reason, on thirty-day (30) prior written notice.

SCOPE OF SERVICES

The scope of the work to be performed under this Agreement is to provide general government relations and strategic planning services as developed from time to time by Consultant and the principals of Client. Consultant will not engage in, or be requested to engage in, any lobbying activities (as defined by applicable law) without proper registration. Consultant agrees that it will make available the services of Consultant's President, Thomas Von Essen, who shall be the principal employee of Consultant conducting the activities under this Agreement

COMPENSATION

(1) Client will pay Consultant, in advance, a fixed monthly retainer of $11,500 for the first six months and $17,000 per month thereafter for Consultant's commitment to render services under this Agreement. Client is indebted to Consultant for unpaid fees for services rendered by Consultant to Client for the monthly retainer for the period of July 1, 2005 through January 31, 2006 totaling $86,000, plus any additional unpaid fees for each month after January 31 during the Term (collectively, the "Accrued Fees"), that Client acknowledges and agrees is due and owing without defense, set off or claim. Consultant will provide a monthly statement for the fixed monthly retainer. Should the scope of services for Client change during the term of this Agreement, Consultant retains the right to require that the monthly retainer be renegotiated.

(2) Client will reimburse Consultant for all reasonable expenses and disbursements made in the performance of its services under this Agreement. Routine disbursements include travel (business class or better), messengers, photocopying, express delivery services, on-line research charges, and ordinary communications (e.g. telephone, facsimile, and postage). All disbursements for materials or services will be made by Consultant as agent for Client. Expenses and disbursements incurred on behalf of Client will be submitted at the end of each month and shall be payable upon receipt.

(3) The Client shall pay the Consultant such additional compensation as provided in the Addendum of even date which is a part of this Agreement.

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MISCELLANEOUS

(1) Consultant will maintain accurate records of all expenses incurred on behalf of Client and, during the term of this Agreement and for one year thereafter. Client may examine such records upon reasonable notice and during normal business hours. This does not include Consultant salary data, overhead or other internal Consultant costs or non-billable expenses.

(2) Consultant acknowledges its responsibility, both during and after the term of this Agreement, to use all reasonable efforts to preserve the confidentiality of any proprietary information of Client, or data developed by Consultant on behalf of Client, except as required by law. It is understood that Consultant is not responsible for the acts of Client or representations made by Client upon which Consultant relies in providing services under this Agreement.

(3) In the event that Consultant or any party acting on behalf of Consultant (a "Consultant Party") receives a subpoena or summons requesting that the Consultant Party produce documents or records concerning this matter, the Consultant Party will immediately notify Client. Client may, within the time permitted for the Consultant Party to respond to any such requests, initiate such legal action seeking a protective order or other relief as Client deems appropriate to protect information from disclosure. If Client takes no action within the time permitted for the Consultant Party to respond or if Client's actions do not result in a judicial order preventing the Consultant Party from supplying or disclosing the requested information or testifying, the Consultant Party may comply with the request. Client agrees to reimburse and pay the Consultant Party for all costs and expenses incurred by the Consultant Party in connection with any such summons or subpoenas, including reasonable attorney's fees and time spent by Consultant's personnel, billed at their regular rates.

(4) Client understands and acknowledges as follows:

      (a) Consultant performs services to other clients who may have, directly or indirectly, common, similar or competing interests to those of Client. Subject to its obligations to maintain the confidentiality of information concerning Consultant, nothing herein shall be construed or interpreted to limit or restrict in any way the nature or type of services which may, during the term of this Agreement or thereafter, be performed or undertaken by Consultant. Consultant is not aware of providing services to third parties which are directly competitive with the Client, but shall promptly provide written notice to Client in the event that Consultant does provide services to such third parties in the future.

      (b) Except with respect to liability for its fraud or willful misconduct, Consultant shall have no liability to Client or any party claiming through Client as a result of or arising out of the services hereunder or in connection with this Agreement and Client shall indemnify and hold harmless Consultant from any loss or claim of any kind.

(5) If disputes related to payment of fees or expenses occur and result in legal fees or costs for Consultant, Client will promptly pay legal fees and costs incurred by Consultant in connection with the collection of fees and/or expenses.

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(6) Client agrees that during the term of this Agreement and for a period of one year after its termination, Client will not solicit or hire any employee of Consultant, either directly or indirectly, without written authorization of Consultant.

(7) This Agreement represents the entire Agreement of the parties and may be amended only by a writing signed by all parties. Any changes, amendments or modifications to the terms hereof shall be in a writing signed by both parties. It shall be governed by and construed in accordance with the laws of the State of Delaware.

If you concur with the terms set forth above, please signify you acceptance by signing and returning this Agreement to Consultant.

ACCEPTED:

ULTRASTRIP SYSTEMS, INC. AND              CONSULTANT
ECOSPHERE TECHNOLOGIES, INC.              TVE, INC.

By:_______________________                By:________________________________
                                                 Thomas Von Essen, President

Name: Dennis E. McGuire                   Name:  TVE, Inc.
                                                 By: Thomas Von Essen, President

Title: President and CEO                  Title: Consultant

Date: July 1, 2005                        Date:  July 1, 2005

Note:  All correspondence and remittance should be
mailed to:                                            TVE, Inc.
                                                      29 Marvin Avenue
                                                      Rockville Center, NY 11570
                                                      Attn: Mr. Thomas Von Essen

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

                      ADDENDUM TO REPRESENTATION AGREEMENT
                      BETWEEN ULTRASTRIP SYSTEMS, INC. AND
                        ECOSPHERE TECHNOLOGIES, INC. AND
                                THOMAS VON ESSEN
                          EFFECTIVE AS OF JULY 1, 2005

      This Addendum to the Representation Agreement between Client and Consultant is designed to provide additional compensation to the Consultant arising from (a) the sale of products and services by the Client, directly or indirectly, as a result of introductions made by the Consultant, (b) any sales or transactions on which Joe Allbaugh receives a commission or fee (collectively "Sales") (c) the sale of assets of the Client including any of their subsidiaries or divisions not in the ordinary course of business (d) the sale of the Client or any of their subsidiaries or divisions whether such transaction is structured as a sale of capital stock, merger or consolidation (e) a purchase of the capital stock or assets of a third party by Client or a merger or consolidation of a third party into Client (any event in (c) or (d) or (e) being a "Transaction") as a result of introductions made by the Consultant. In addition, this Addendum provides for the issuance of stock options to the Consultant in conjunction with the services to be provided by the Consultant under the Representation Agreement. All capitalized terms not defined in this Addendum shall have the same meaning as provided in the Representation Agreement.

      1. STOCK OPTIONS. The Client has issued and granted to the Consultant, as of the date above written, options to purchase 500,000 shares of UltraStrip Systems, Inc. common stock exercisable at $1.00 per share through the five-year period ending June 30, 2010 (the "Term"), which options are issued under UltraStrip Systems, Inc.'s 2003 Equity Incentive Plan (the "Plan"). Of the 500,000 stock options, 250,000 are fully vested on the date hereof and the remaining 250,000 shall vest on June 30, 2006 as long as the Representation Agreement is then in force and not been terminated by either party as provided therein. Consultant will be entitled to the same registration rights to register the shares of common stock issued upon exercise of any and all options granted under the Representation Agreement or this Addendum for sale to the public under applicable securities law, as the senior executives of any client or its affiliates are provided.

      2. SALES COMPENSATION. As additional compensation to the Consultant for its services and introducing parties to the Client which result in Sales by the Client, the Client shall pay the Consultant a *** commission from all revenues received by the Client from parties directly introduced to the Client by the Consultant, which revenue will be calculated on a cash basis rather than an accrual basis. In addition, the Client shall pay the Consultant a *** commission from all revenues received by the Client from parties indirectly introduced to the Client by the Consultant through Joe Allbaugh, which revenue will be calculated on a cash basis rather than an accrual basis. All commissions due the Consultant shall be paid to it within 10 days of the month following the receipt of any revenues from Sales, accompanied by a statement reflecting the basis of calculation. In addition, for each *** of Sales received by the Client from introductions made by the Consultant it shall issue the Consultant *** options to purchase *** shares of UltraStrip Systems, Inc. common stock under the Plan (or a successor plan) exercisable at fair market value as of the date of grant. Any such options shall be fully exercisable upon grant and be exercisable at any time thereafter in the manner provided in Section 1 above and subject to the same benefits as all other options granted hereunder.

      3. COMPENSATION FROM TRANSACTIONS. Subject to the closing of any Transaction initiated by the Consultant, the Client shall pay the Consultant *** of the total transaction value received by the Client or its stockholders (*** if initiated by Joe Allbaugh) as a finders fee in cash within 10 days of the closing of the Transaction and issue the Consultant *** options to purchase *** shares of UltraStrip

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

Systems, Inc. common stock under the Plan (or successor plan) exercisable at fair market value for each *** of consideration received by the Client from the Transaction; provided that if UltraStrip Systems, Inc. is sold or is not the surviving company in a Transaction (for example, if acquired by merger, substantially all the shares of capital stock are sold or substantially all the assets are sold), Consultant will be entitled to an additional finders fee in lieu of such options in customary amount to be mutually agreed upon in good faith by Client and Consultant to be paid in cash within 10 days of such Transaction. Transaction value will equal the total value of cash, securities, notes, property (including any transfer or exchange of rights) and other consideration paid or payable in any Transaction to the Client or its stockholders, regardless of when and how paid. In the event the Client sells all or substantially all of its assets, is a party to a consolidation or is not the surviving party to a merger, the issuance of the options to the Consultant shall be deemed to occur as of a time one minute before the record date for shareholders entitled to vote on the Transaction and any exercise of options shall be deemed to also occur as of such date. The compensation under this
Section 3 will be payable as and when consideration is paid by or for the benefit of Client or its shareholders and shall be accompanied by documentation sufficient to confirm the calculation. If Client is the surviving company or is the acquiring company, Transaction value shall be based on the total value of the merged or acquired company.

      4.    Common Terms.

            (a) All options not otherwise vested shall immediately vest upon a change in control of the Client.

            (b) All vested options shall be exercisable at any time after vesting within 30 days after notice of exercise by Consultant or upon the earlier an initial public offering of shares in the Client or a change in control of the Client. Once vested, the ability of Consultant to exercise vested options shall survive any termination or expiration of the Representation Agreement.

            (c) The number of shares subject to purchase on exercise of the options granted hereunder and the exercise price shall be equitably adjusted to account for any stock splits, stock dividends or recapitalizations or reorganizations.

            (d) A customer purchasing goods or services of Client will be considered introduced by Consultant or a Transaction will be deemed to result from an introduction by Consultant if (i) Consultant makes the first or principal introduction between Client and such customer or other party to the Transaction or (ii) the efforts of Consultant otherwise substantially contribute to the Transaction or to the purchase of goods or services by such customer or
(iii) if such customer or other party introduced another customer or third party to Client. To minimize confusion, Consultant and Client shall use best efforts to set forth in writing at the time a particular customer first purchases goods or services of Client that such customer was introduced by Consultant or that the Transaction is the result of introductions by Consultant. Consultant will also receive commissions from sales of goods and services or a Transaction as a result of efforts by Joe Allbaugh in accordance with paragraph 2 above.

      5. INSPECTION OF BOOKS AND RECORDS. During each year, the Consultant shall have the right at its expense upon reasonable notice to inspect the books and records of the Client for the purpose of ensuring compliance with the terms of this Addendum if, as a result of such inspection there is an underpayment of at least 5%, the Client shall promptly reimburse the Consultant for its expenses including expenses of any accountants in connection with the inspection of the Client's books and records.

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

      6. TERMINATION. In the event this Agreement is terminated for any reason, Client shall pay to Consultant the fees and options described in this Agreement on any and all Sales and Transactions which occur within 24 months of such termination with respect to any direct or indirect introduction.

      7. INDEMNITY. Client agrees that it will promptly indemnify, defend and hold Consultant and its officers (including without limitation Thomas Von Essen), directors, employees and affiliates harmless from and against any and all costs, expenses, damages, and liabilities arising out of or resulting from the provision of services by Consultant pursuant to this Agreement or the conduct of Client's business or Clients actions or omissions, unless caused by Consultant's failure to act in good faith or Consultant's willful misconduct. The provisions of this paragraph will survive the expiration or termination of this Agreement or Consultant's engagement by Client for any reason. Consultant will not be liable in damages or otherwise to Client for any act or omission by it, except for any liability that results from Consultant's fraud, gross negligence, will misconduct or violation of any laws.

      8. REPRESENTATIONS BY CLIENT. Client represents that it is in compliance with all material laws, rules, regulations and orders to which it is obligated; the products and services sold or offered by it are in compliance with industry standards and applicable laws, rule, regulations and orders; such products work in good order in the manner stated by Client in accordance the highest industry standards and is marketable as represented by Client; Client has not and is not the subject of any governmental or regulatory agency investigation, proceeding or action and has not received any threat or notice thereof; and it is authorized to enter into this Agreement and this Agreement is enforceable against it in accordance with its terms.

      9. PRIVACY. Client agrees that, except as provided by law, it may not use the name of Consultant or the name or likeness of Thomas Von Essen or his family members in any manner without the prior review and written consent of Consultant, which may be granted or withheld in its or his discretion.

IN WITNESS WHEREOF, the parties have executed this Addendum on the date set forth above. If you concur with the terms set forth above, please signify your acceptance by signing and returning this Agreement to Consultant.

ACCEPTED:

ULTRASTRIP SYSTEMS, INC. AND                CONSULTANT
ECOSPHERE TECHNOLOGIES, INC.                TVE, Inc.

_____________________________________       __________________________________
By: Dennis E. McGuire, President, CEO       By:  Thomas Von Essen, President

Note: All correspondence and remittance should be mailed to: TVE, Inc., Attn:
Mr. Thomas Von Essen, 29 Marvin Avenue, Rockville Center, NY 11570

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